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                                  EXHIBIT 3.1

                          ARTICLES OF INCORPORATION

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         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA
      OCT 28 1996
       C22368-96


                          ARTICLES OF INCORPORATION
                                     OF
                           DJH INTERNATIONAL, INC.
                            a Nevada Corporation

                                     I.

The name of the corporation shall be DJH International, Inc. and shall be governed by Chapter 78 of the Nevada Revised Statutes.

                                    II.

The Resident Agent is Michael J. Daniels, 537 E. Sahara, Suite 209 Las Vegas, Nevada 89104.

                                    III.

The nature of the business of the corporation will be to engage in any lawful activity permitted by the laws of the State of Nevada, and desirable to support the continued existence of the corporation.

                                    IV.

The total authorized capital stock of the corporation will be Twenty-Five Thousand Dollars ($25,000.00). This will consist of Fifty million (50,000,000) shares of $.0005 par value common stock. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the fully paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Each share of stock shall have voting privileges and will be eligible for dividends.

                                    V.

The governing board of this corporation shall be known as directors and shall be styled directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not


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be reduced to less than one (1) director. The name and address of the first director is as follows:

Michael J. Daniels: 537 E. Sahara, Ste. 209, Las Vegas, NV 89104.

                                    VI.

The name and address of the original incorporator is:

Michael J. Daniels: 537 E. Sahara, Ste. 209, Las Vegas, NV 89104.

                                    VII.

The corporation shall have perpetual existence according to NRS 78.035.


The undersigned, being the original incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Nevada, and in pursuance of the general corporation law of the State of Nevada, does make and file this Certificate, hereby declaring and certifying the facts hereinabove stated are true, and accordingly has hereunto set his hand this 28th day of October, 1996.

                                      /s/ Michael J. Daniels
                                      ------------------------
                                      Michael J. Daniels


STATE OF NEVADA )
                )SS
COUNTY OF CLARK )

On this 28th day of October, 1996 personally appeared before me, a Notary Public in and for said County and State, Michael J. Daniels, and acknowledged that he executed the above instrument freely and voluntarily for the uses and purposes therein mentioned.

SUBSCRIBED AND SWORN to before me
this 28th day of October, 1996.

/s/ SINDI PATRICIA MORENO
------------------------------
NOTARY PUBLIC, in and for said
County and State.


                                          ------------------------------------
                                                             NOTARY PUBLIC
                                          [SEAL]            STATE OF NEVADA
                                                            COUNTY OF CLARK
                                                         SINDI PATRICIA MORENO
                                                           APPT. NO. 95-1663-1
                                          MY APPOINTMENT EXPIRES NOV. 16, 1999
                                          ------------------------------------

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                     CERTIFICATE OF AMENDMENT          FILED # C22368-96
                                                          OCT 25 2000
                               OF                       IN THE OFFICE OF
                                                           [ILLEGIBLE]
                     ARTICLES OF INCORPORATION    [ILLEGIBLE] SECRETARY OF STATE

                               OF

                     DJH INTERNATIONAL, INC.


     The undersigned, C. William Karney, President and Secretary of DJH INTERNATIONAL, INC., a Nevada corporation (the "Corporation"), does hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 20th day of October, 2000, adopted a resolution to amend the original articles as follows:

     RESOLVED, ARTICLE ONE is hereby amended to read as follows:

     "The name of this corporation is:

                        eFoodSafety.com, Inc."

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 29,335,000; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                            /s/ C. WILLIAM KARNEY
                                            -----------------------------------
                                            C. William Karney, President

                                            /s/ C. WILLIAM KARNEY
                                            -----------------------------------
                                            C. William Karney, Secretary


State of California
County of Tulare

     On October 18, 2000, personally appeared before me, a Notary Public, C. William Karney, who acknowledged that they executed the above instrument.

                                            /s/ SHANA DAVIS
                                            -----------------------------------
                                                   (Signature of Notary)


                                               ----------------------------
                                                        SHANA MAE DAVIS
                                               [SEAL] COMMISSION #1157301
                                                   NOTARY PUBLIC-CALIFORNIA
                                                         TULARE COUNTY
                                               MY COMM. EXPIRES OCT 2, 2001
                                               ----------------------------